Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated November 18, 2022 (the “Effective Date”), made by and between Osiris, LLC, a Colorado limited liability company (“Seller”) and Michael Gurtman (“Owner”), on the one hand, and Bespoke Extracts Colorado, LLC, a Colorado limited liability company (“Buyer”) and Bespoke Extracts, Inc., a Nevada corporation (“Parent”) on the other hand. Seller, Owner, Buyer, and Parent are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into an asset purchase agreement dated August 11, 2022 (the “Purchase Agreement”);

WHEREAS, the Parties would like to terminate the Purchase Agreement, effective as of the date hereof;

NOW, THEREFORE, the Parties hereby agree as follows:

1. Termination. The Purchase Agreement and any and all obligations of any party arising from the Purchase Agreement, shall, in all respects, be deemed to be null and void and of no further force and effect as of the Effective Date. Furthermore, on and after the Effective Date, no party to the Purchase Agreement shall have any further obligations of any nature whatsoever with respect to any other Party pursuant to or arising from the Purchase Agreement.

2. Entire Agreement. This Termination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

4. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

OSIRIS, LLC

By:	/s/ Michael Gurtman
Name:	Michael Gurtman
Title:

BESPOKE EXTRACTS COLORADO, LLC

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:

BESPOKE EXTRACTS, INC.

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:

/s/ Michael Gurtman
Michael Gurtman